As filed with the Securities and Exchange Commission on May 31, 2013
Registration No. 333-161449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 12 TO
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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KBS Legacy Partners Apartment REIT, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	6798	26-0668930
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)
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620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
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W. Dean Henry
Chief Executive Officer
KBS Legacy Partners Apartment REIT, Inc.
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Robert H. Bergdolt, Esq.
Damon M. McLean, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-161449
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)
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Explanatory Note
This Post-Effective Amendment No. 12 to the Registration Statement on Form S-11 (No. 333-161449) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-161449) declared effective March 12, 2010 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 12 to the Registration Statement to deregister unsold shares of its common stock. Pursuant to the Registration Statement, the Company registered 200,000,000 shares of common stock intended to be sold in its primary offering and 80,000,000 shares of common stock intended to be sold in its dividend reinvestment plan offering. The Company ceased offering shares of common stock in both its primary offering and under its dividend reinvestment plan on March 12, 2013. By filing this Post-Effective Amendment No. 12 to the Registration Statement, the Company hereby deregisters 182,279,788 unsold primary offering shares of its common stock and 79,630,628 unsold shares of its common stock offered pursuant to its dividend reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May 31, 2013.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	*	Chief Executive Officer	May 31, 2013
W. Dean Henry
	*	President and Director	May 31, 2013
Peter M. Bren
	*	Chairman of the Board	May 31, 2013
C. Preston Butcher
	/s/ David E. Snyder	Chief Financial Officer, Treasurer and Secretary	May 31, 2013
David E. Snyder
	*	Chief Accounting Officer	May 31, 2013
Stacie K. Yamane
	*	Director	May 31, 2013
Gary T. Kachadurian
	*	Director	May 31, 2013
Michael L. Meyer
	*	Director	May 31, 2013
Ronald E. Zuzack

*By:	/s/ David E. Snyder		May 31, 2013
David E. Snyder Attorney-In-Fact